UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:                    86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2009, AgFeed Industries, Inc. (the "Company") entered into a Securities Purchase Agreement with certain institutional investors (the "Investors")  in a private placement transaction providing for, among other things, the issuance of 2,329,645 million shares of its common stock (the "Shares") for a purchase price of $4.2925 per Share, together with warrants to purchase an additional 1,164,822 shares during a five year period at an exercise price of $4.50 per share (the "Warrants").The Company also entered into a Registration Rights Agreement as part of the transaction.

The closing under the Securities Purchase Agreement took place on May 11, 2009. The placement agent for this transaction was Rodman & Renshaw, LLC, which received a cash fee of seven percent (7%) of the gross proceeds, or $700,000, and warrants to purchase up to 244,613 shares of the Company's Common Stock.  The warrants issued to Rodman & Renshaw, LLC have the same terms and are subject to the same limitations as the Warrants.

The following is a summary of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

The provisions of the Securities Purchase Agreement, Registration Rights Agreement, and Warrant, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of the Shares and Warrants for aggregate gross proceeds of approximately $10,000,000. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

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the obligation to not issue, agree to issue, or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents until 15 days after the earlier of (a) the effective date of the registration statement filed pursuant to the Registration Rights Agreement or (b) the date on which all of the Shares can be resold under Rule 144.

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until such time as none of the Investors holds 20% or more of the Shares purchased by them under the Securities Purchase Agreement, the obligation (a) not to enter into certain variable rate transactions (generally involving securities with an exercise or conversion price that varies with the trading price of the Company's common stock or that is subject to being reset based on future events) and (b) not to enter into an equity line of credit or similar arrangement providing for the issuance of securities at a future determined price.

The Securities Purchase Agreement also obligates the Company to indemnify the Investors for certain losses resulting from (a) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Warrants

The Warrants entitle the holders thereof to purchase up to an aggregate of 1,164,822 shares of common stock. The Warrants are exercisable in whole or in part beginning on May 11, 2009 and remain exercisable until May 11, 2014.  The exercise price of the Warrants is $4.50 per share of common stock, subject to adjustment in certain circumstances as set forth in the Warrants.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission (the "Commission") for the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants The registration statement must be filed by June 5, 2009, must be declared effective by the Commission by July 5, 2009 (July 20, 2009 if the registration statement is subject to a "full review" by the Commission), and must remain effective and available for use until earlier of (a) the date the Investors have sold all of the securities covered by the registration statement and (b) the date Investors can resell all of such securities pursuant to Rule 144 free of manner of sale and volume restrictions. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to a grace period of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of one percent of the aggregate purchase price of the unregistered Shares then held by the Investors on the date of such failure and on each month thereafter until such failure is cured.  The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Item 3.02	Unregistered Sales of Equity Securities

On May 11, 2009, the Company issued the Shares and the Warrants described in Item 1.01 of this Current Report on Form 8-K.  The 2,329,645 Shares were issued for a purchase price of $4.2925 per Share, for aggregate gross proceeds of approximately $10,000,000. The Warrants are exercisable for up to an aggregate 1,164,822 additional shares of common stock during a five year period at an exercise price of $4.50 per share.

Rodman & Renshaw, LLC, the Company's placement agent, received a cash fee of seven percent (7%) of the gross proceeds, or $700,000, and warrants to purchase up to 244,613 shares of the Company's common stock.  The warrants issued to Rodman & Renshaw, LLC have the same terms and are subject to the same limitations as the Warrants.

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The Shares and the Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the Commission thereunder.

Item 7.01	Regulation FD Disclosure

On May 7, 2009, the Company issued a press release announcing that it had agreed to sell the Shares and Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.01	Securities Purchase Agreement dated May 6, 2009

10.02	Registration Rights Agreement dated May 6, 2009

10.03	Form of Warrant

99.1	Press Release dated May 7, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2009

AGFEED INDUSTRIES, INC.

By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer